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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Registration
Statements of 3D Systems Corporation on Form S-8 (Nos. 333-79767, 333-58903, 333-11865 and the S-8 filed on April 30, 1990) of our reports dated February 14, 2000, relating to the consolidated financial statements and financial statement schedule of 3D Systems Corporation which are included in this Annual Report on Form 10-K.


    PricewaterhouseCoopers LLP



Woodland Hills, California
March 30, 2000